[Morgan & Company, Letterhead]


                        October 13, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Commodore Minerals, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K Report dated October 15, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ Morgan & Company, Chartered Accountants